UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GMTECH INC.

(Exact name of registrant as specified in its charter)

Wyoming	93-3955846
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

45 Rockefeller Plaza, 21F, New York

New York 10111

(646) 508-0022

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-275887

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock par value of $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

GMTech Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-275887) as originally filed with the Securities and Exchange Commission (the “Commission”) on December 5, 2023 (the “Registration Statement”), and in the prospectus included in the Registration Statement.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	By-laws

*Previously filed with the Company’s Form S-1 filed with the Securities and Exchange Commission on December 5, 2023.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMPANY

Date: November 19, 2024	By:	/s/ Yuyang Cui
Yuyang Cui
CEO

3